EXHIBIT 10.4(h)

EMPLOYMENT AGREEMENT

THIS CONTRACT, made and entered into this 1st day of March 1995 by and between POE & BROWN OF ARIZONA, INC., an Arizona corporation (“Company”) and KENNETH D. KIRK, CPA, hereinafter referred to as Employee,

WITNESSETH:

WHEREAS, IFLI, Inc., an Arizona corporation and KKPK, Inc., an Arizona corporation (collectively the “Partners”) were engaged in the general insurance business as partners of KKSM Partners, an Arizona general partnership doing business as “Insurance West” in the State of Arizona, and

WHEREAS, KKPK is this date merging with a subsidiary of Company’s parent, and the subsidiary is acquiring substantially all of the assets of EFLI pursuant to the terms of an Acquisition Agreement and Plan of Merger of even date herewith (“Merger Agreement”), and

WHEREAS, Employee has been a shareholder of the Partners and has been employed in the insurance agency business by said Partners up until the date of this agreement, and

WHEREAS, Company and Employee have agreed that Employee will become an employee of the Company and will enter into a non-solicitation agreement with Company,

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter contained, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree as follows:

1. Employment. The Company hereby employs Employee upon the terms and conditions set forth in this Contract. Subject to the provisions hereinafter set forth, Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of Company, and Company shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of Employee, and Employee shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Company’s business or any allied trade: provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his surplus funds in the capital stock of other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent Employee from investing or limit Employee’s right to invest his surplus funds in real estate, nor shall anything herein contained be deemed to prevent Employee from making passive investments in closely held corporations provided that such investments would not interfere in any way with the Employee’s duties and obligations hereunder, nor shall anything herein contained be deemed to prevent Employee from engaging in a continuation of his part-time consulting relationship with The Master Medical Corporation until July 1,1995, and thereafter with approval of the Company, provided that such services do not interfere with the duties of Employee under this agreement.

2. Compensation.

a. Base Salary. During the term of this agreement, Company agrees to pay Employee as compensation a base salary of $ 120,000 per annum. This base salary is subject to change by mutual agreement based on future performance.

b. Benefits. Employee shall be entitled to participate in Company’s group health insurance plans and other benefits programs on the same terms and conditions as other employees of equal rank in the Company with the following exception. Employee shall not be entitled to participate in the Company’s Employee Stock Purchase Plan until July 1,1995.

c. Reimbursements. The Company agrees to pay, or reimburse Employee for, the following expenses reasonably incurred by Employee in the promotion of Company business: automobile allowance, mobile telephone costs, continuing education costs and travel and entertainment expense.

3. Term and Termination. The term of this Contract is one (1) year, provided that either party may terminate it without cause by giving the other party thirty (30) days written notice. If the Company terminates the Employee’s employment other than “for cause” as defined below, or if the Employee terminates his employment in response to a material reduction by the Company in his authority or responsibility without reasonable cause, then the Company shall continue to pay him the base salary set forth hereinabove for the one-year term. If Employee terminates his employment (for any reason other than in response to a material reduction by the Company in his authority or responsibility without reasonable cause) or if the Company terminates the Employee for cause, then the

Company shall pay Employee only such base salary as shall have accrued through the date of termination.

During the term of this Contract, the Employee shall be subject to immediate discharge by the Employer for cause. As used herein, the phrase “for cause” shall mean the following:

i. material violation by the Employee of any of the terms of this Contract;

ii. failure by the Employee to reasonably perform the services required of him under this Contract;

iii. the performance by the Employee of a felony; a fraud; an act constituting racial or sexual discrimination or harassment; or an act of moral turpitude; or

iv. fraudulent conversion or misappropriation by the Employee of any monies or properties of the Employer.

Termination of Employee’s employment under this Contract shall not release either Employee or the Company from obligations hereunder through the date of such termination nor from the provisions of Paragraphs 4 and 5 of this Contract. On notice of termination of or by the Employee, the Company has the power to suspend the Employee from all duties on the date notice is given, and to immediately require return of all Confidential Information as described in the Agreement.

4. Confidential Information. For the purpose of this paragraph, “Company” shall mean

Poe & Brown of Arizona, Inc., its parent, subsidiaries, affiliated companies and any company operated or supervised by the Company, as well as any successor entity formed by merger or acquisition, including any company that may acquire a majority of the stock of Company or Poe & Brown, Inc.

Employee recognizes and acknowledges that the Confidential Information (as hereafter defined) constitutes valuable, secret, special, and unique assets of Company. Employee covenants and agrees that he will not disclose the Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose without the express written approval of Company. It is expressly understood and agreed that the Confidential Information is the property of Company and must be immediately returned to Company upon demand therefor. The term Confidential Information includes each, every, and all information related to Company or Insurance West whether furnished by Employee or compiled by Company, including but not limited to: (i) lists of the Company’s customers and companies and records pertaining thereto; and (ii) customer lists, prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all other types of information, written or otherwise recalled or recorded, customarily used by Company or available to the Employee.

5. Non-Solicitation. For the purpose of this paragraph, “Company” shall mean Poe & Brown of Arizona, Inc., its parent, subsidiaries, affiliated companies and any company operated or supervised by the Company, as well as any successor entity formed by merger or acquisition, including any company that may acquire a majority of the stock of Company or Poe & Brown, Inc. Employee shall mean Kenneth Kirk and any company or business in which Employee has a controlling or managing interest.

For three years after termination of his employment with Company, Employee agrees Employee will not solicit, accept, nor service, directly or indirectly, as insurance solicitor, insurance agent, insurance broker, or otherwise, for Employee’s accounts or the accounts of any other agent, or broker, or insurer, either as officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, or otherwise any insurance or bond business of any kind or character from: (i) any person, firm, corporation, or other entity, that is or was a customer or account of Company during Employee’s employment with Company, or (ii) any person, firm, corporation, or other entity to whom Company made proposals during the twelve (12) month period prior to Employee’s termination.

6. Rights of Company. During time the same are effective Employee agrees that Company may communicate the terms of Paragraph 4 regarding non-disclosure, or Paragraph 5 regarding non-solicitation to any present, or prospective employer of Employee if Company reasonably believes Employee’s employment could be a violation of a covenant hereunder or if such employer inquires, of the existence of any such agreements. Employee waives any right to assert any claim for damages against Company or any officer, employee or agent of either of them arising from disclosure of the terms of this paragraph which the Company has determined is proper under the standards set forth in this subsection.

a. The individual covenants set forth in Paragraph 5 are intended by each of the parties to be enforceable in all respects. The duration of the covenants has been established by the parties, after arm’s length negotiations, and the parties each expressly agree that all such covenants are reasonable as to duration and necessary in order to protect Company’s business. Should a court of competent jurisdiction declare any provision of the covenants set forth in Paragraph 5 unenforceable due to an unreasonable restriction of duration, geographical area or otherwise, each of the parties hereto agrees that such Court shall be empowered to strike the unenforceable provision, without affecting the reasonable and enforceable provisions of the covenants, and shall grant each injured party injunctive relief reasonably necessary to protect its interest. For purposes of this subparagraph a, the parties expressly agree that:

i. In the event the court determines that the duration of the covenants in Paragraph 5 of three (3) years is unreasonable, the parties agree that the court shall be empowered to enforce the covenants set forth in Paragraph 5 for a duration of not less than two (2) years.

ii. In the event the court determines that the covenants in Paragraph 5, (ii), as to solicitation of prospective customers and accounts, are unreasonable, the parties agree that the court shall be empowered to enforce the covenants set forth in Paragraph 5, (i) as to any person, firm, corporation, or other entity, that is or was a customer or account of Company during Employee’s employment with Company.

iii. In the event the court determines that the covenants in Paragraph 5, (i), as to solicitation of past and present customers and accounts, are unreasonable, the parties agree that the court shall be empowered to enforce the covenants set forth in Paragraph 5 as to any person, firm, corporation, or other entity, that is or was a customer or account of Company during Employee’s employment with Company and to whom Employee personally rendered services on behalf of Company.

iv. The parties hereby agree to the provisions in this subparagraph a in order to provide the court with the ability, in the exercise of sound judicial discretion, to enforce the covenants in Paragraph 5. Nothing herein shall be construed as a modification or waiver of the parties’ agreement as to the reasonableness or enforceability of the covenants in Paragraph 5.

b. In the event of the breach of the provisions of Paragraph 4, pertaining to Confidential Information, or Paragraph 5, pertaining to non-solicitation, Company shall be entitled to injunctive relief as well as any other applicable remedies at law or in equity.

c. This agreement shall inure to the benefit of any successor in interest of Company by way of merger, consolidation, or other similar succession.

d. The parties agree that the non-solicitation covenant included in this agreement is expressly intended to be enforceable regardless of the duration of the employment of the Employee.

7. Physical Examinations. At Company’s expense, Employee agrees to submit himself on request for physical examination annually by a physician of Employee’s choosing as the Board of Directors of Company may direct, and Employee further agrees that should the examining physician recommend (and such recommendation has been verified by a board certified specialist of the Employee’s choosing in the area of the Employee’s diagnosis if so elected by the Employee) any treatment and/or future conduct regarding Employee’s physical or mental condition, that Employee’s employment shall be conditioned upon his compliance with the said recommendations and advice and failure to comply with the physician’s recommendations may be deemed conduct detrimental to the welfare of Company.

8. Waivers and Modifications. No waiver or modification of this Contract or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

9. Attorneys’ Fees. If any litigation arises hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees and costs at both the trial and appellate levels.

10. Notices. Any notices required or permitted to be given under this Contract shall be sufficient if in writing and if sent by Certified Mail to:

Employee at:

Kenneth D. Kirk

5107 East Kings Avenue

Scottsdale, AZ 85254

With a copy to:

Michael J. Ahearn, Esq.

Gallagher & Kennedy

2600 N. Central Avenue

Phoenix, AZ 85004-3020

Telecopy No.: (602) 257-9459

and to Company at:

702 N. Franklin Street, Suite 900

Tampa, Florida 33602

Attention: Laurel J. Lenfestey, Esq.

Telecopy No.: (813) 222-4464

With a copy to:

Jonathan D. Kaney Jr., Esq.

Cobb Cole & Bell

150 Magnolia Avenue

Daytona Beach, FL 32114

or such other address as either shall give to the other in writing for this purpose.

11. Assignment. Employee agrees that Company may assign this Contract to any entity in connection with any sale of some or all of Company’s assets or subsidiary corporations, or the merger by Company with or into any business entity. Employee may not delegate Employee’s performance under this Contract for personal services to any other person or entity.

12. Waiver of Jury Trial. Employee and Company hereby knowingly, voluntarily and intentionally waive any right either may have to a trial by jury with respect to any litigation related to or arising out of, under or in conjunction with this Agreement, or Employee’s employment with the Company.

13. Miscellaneous.

a. This Contract cannot be altered, amended, changed, or modified in any respect or particular, and no provision, condition, or covenant of this Contract shall be waived by either party hereto, unless each such alteration, amendment, change, modification or waiver shall have been agreed to by each of the parties hereto and reduced to writing in its entirety and signed and delivered by each party.

b. This Contract shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, heirs, successors, and assigns.

c. This Contract contains all of the terms and conditions agreed to between the parties, and there are no oral agreements relating to the transactions covered hereby.

d. The parties hereto agree to execute and deliver such other and further instruments and documents as may be necessary to implement and effectuate the terms of this Contract.

e. This Contract may be executed in counterparts, all of which together shall comprise one and the same instrument.

f. Any prior agreement between the parties or their respective affiliates with respect to the subject matter hereof shall be of no further force and effect, and to the extent of any such prior agreements this Contract shall be deemed a novation, good and sufficient consideration for which is acknowledged by all parties hereto.

g. This contract has been made in the State of Arizona and shall be governed by Arizona law. Any litigation arising hereunder must be brought in Maricopa County, Arizona.

h. This contract has been negotiated by the parties hereto, each having been represented by counsel of their choice, and no provision hereof shall be construed against any party by reason of that party being considered to be the draftsman of such provision.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

WITNESSES:	POE & BROWN OF ARIZONA, INC, an Arizona corporation

By:

As to Company		“COMPANY”

Kenneth D. Kirk

As to Employee
“EMPLOYEE”

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